Exhibit 5.8

513.651.6800 (t)

513.651.6981 (f)

July 6, 2015

AECOM
1999 Avenue of the Stars
Suite 2600
Los Angeles, California 90067

Re:                             Registration Statement on Form S-4; Exchange Offer for up to $800,000,000 in Aggregate Principal Amount of 5.750% Senior Notes Due 2022 and up to $800,000,000 in Aggregate Principal Amount of 5.875% Senior Notes Due 2024 of AECOM

Ladies and Gentlemen:

We have acted as special Ohio counsel to URS Corporation—Ohio (“URS), an Ohio corporation and subsidiary of AECOM, a Delaware corporation (the “Issuer”), in connection with the issuance of up to $800,000,000 in aggregate principal amount of the 5.750% Senior Notes Due 2022 and up to $800,000,000 in aggregate principal amount of the 5.875% Senior Notes Due 2024 (collectively, the “Exchange Notes”) of Issuer, and the guarantees of the Exchange Notes by each of the guarantors (the “Guarantors”) included within the Indenture (as defined below) (the “Guarantees”), including the guaranty of URS (the “URS Guaranty”), under an Indenture dated as of October 6, 2014 (the “Base Indenture”), among the Issuer, each of the subsidiary Guarantors named therein and U.S. Bank National Association, as trustee, (the “Trustee”), as amended and supplemented by a First Supplemental Indenture dated October 17, 2014, among the Issuer, URS, the Trustee, and the other parties thereto (the “First Supplemental Indenture”), a Second Supplemental Indenture dated as of June 3, 2015 among the Issuer, the Trustee and the other parties thereto (the “Second Supplemental Indenture”) and a Third Supplemental Indenture dated as of June 19, 2015 among the Issuer, the Trustee and the other party thereto (the “Third Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), and under a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).  The Exchange Notes and the Guarantees will be issued in exchange for the Issuer’s outstanding 5.750% Senior Notes due 2022 and 5.875% Senior Notes due 2024, as applicable, and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus,

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other than as expressly stated herein with respect to the issue of the Exchange Notes and Guarantees.

In connection with the opinions expressed herein, we have examined the following documents (collectively, the “Documents”):

(1)                                 The Base Indenture;

(2)                                 The First Supplemental Indenture, including the guarantee of the Notes provided by URS contained therein (the “Guarantee”);

(3)                                 The Second Supplemental Indenture; and

(4)                                 The Third Supplemental Indenture.

We have also examined the following additional documents (the “Company Documents”):

(1)                                 An Officer’s Certificate of URS as to the incumbency of officers and certain factual matters dated the date hereof (the “Officer’s Certificate”);

(2)                                 The Articles of Incorporation and Regulations of URS, the completeness and accuracy of which have been certified to us as part of the Officer’s Certificate;

(3)                                 A good standing certificate with respect to URS from the Secretary of State of Ohio dated June 24, 2015 (the “Good Standing Certificate”); and

(4)                                 Certified copies of resolutions of the Board of Directors of URS dated as of October 17, 2014 with respect to the Documents and transactions contemplated thereby, the completeness and accuracy of which have been certified to us as part of the Officer’s Certificate.

In rendering the opinions set forth herein, we have assumed (i) other than as to URS, the due authorization, execution and delivery of the Documents, (ii) that the Documents constitute the valid and binding obligations of all parties to the Documents under applicable law enforceable against all such parties in accordance with their terms, and (iii) URS received reasonably equivalent value in exchange for incurring the obligations under the Documents to which it is a party.  Further, we have assumed the authenticity of all documents submitted to us as originals, the legal capacity of all persons signing such documents, the genuineness of the signatures on such documents, and the conformity to original documents of all photostatic copies of such documents submitted to us.  Finally, we have assumed that the records of the proceedings of the directors of URS furnished to us are complete and accurate and include all such records and reflect actions duly and validly taken by the directors of URS.

The opinions hereinafter expressed are subject to the following additional qualifications:

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A.                                    No opinion is expressed as to the validity, binding effect or enforceability of the Documents, and no opinion is expressed as to the creation of any security interest in (or other lien on) any collateral.

B.                                    No opinion is expressed with respect to (a) the existence of, the rights of any party in, or the title to, any collateral, (b) the value of any collateral in relation to the obligations secured thereby, (c) the creation, attachment, validity or priority of any lien or security interest in any collateral or (d) the perfection of any lien or security interest in any collateral.

The opinions expressed herein are limited to the laws (excluding securities laws and principles of conflicts of law) of the State of Ohio.

Based upon and subject to the foregoing, we are of the opinion that:

1.              Based solely on the Good Standing Certificate, URS is a corporation validly existing and in good standing under the laws of the State of Ohio.

2.              URS has the corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations thereunder.

3.              The Documents to which URS is a party have been duly authorized by all necessary corporate action, and have been duly executed and duly delivered on behalf of URS.

4.              The execution and delivery of the Documents by URS do not, and the performance of its obligations thereunder, including the issuance by URS of the Guarantee, will not, violate or constitute on the part of URS a breach or default under (a) its Articles of Incorporation or Regulations, or (b) any applicable provisions of statutory law or regulation to which Ohio corporations are subject.

This opinion speaks as of its date only and is based upon facts and law in existence on the date hereof, and we disclaim any undertaking to advise you of changes occurring therein after the date hereof.  This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and Gibson, Dunn & Crutcher LLP in its rendering of its opinion to you dated as of the date hereof and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Frost Brown Todd LLC

FROST BROWN TODD LLC